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                                                                    Exhibit 20.4


March 16, 2000



                  ANNUAL AGGREGATE CERTIFICATEHOLDERS STATEMENT

           MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST SERIES 1996-1

                              ANNUAL PERIOD ENDING

                                DECEMBER 31, 1999



1.       Investor Interest as of December 31, 1999
                  Class A                                                      $  440,000,000.00
                  Class B                                                          25,000,000.00
                  Collateral Interest Holder                                       35,000,000.00
                                                                                 ---------------
                  Total Investor Interest                                      $  500,000,000.00


2.       3- Month LIBOR as per reset dates:
                  March 11, 1999                                                         5.00000%
                  June 11, 1999                                                          5.14375%
                  September 13, 1999                                                     5.51000%
                  December 13, 1999                                                      6.12125%

3.       Determination of Certificate Rates:
         a)       Class A: 3-Month LIBOR plus 11 basis points
         b)       Class B: 3-Month LIBOR plus 32 basis points
         c)       Class C: As per Loan Agreement

4.       Servicing Fee Rate                                                              0.50000%

5.       Receivable Balances as of December 31, 1999
                  Aggregate Receivables                                        $  509,594,631.36
                  Finance Charge Receivables                                   $   13,466,899.22
                  Principal Receivables                                        $  496,127,732.14

6.       Annual Servicers' Fee                                                 $    2,500,000.00

7.       Aggregate Investor Default Amount                                     $    1,570,721.47

8.       Floating Investor Interest as of December 31, 1999                            100.00000%

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
9.       Transferor Interest as of December 31, 1999                           $   26,127,732.14

10.      1999 Aggregate Collections
         (a)      Principal Receivables                                        $1,249,578,072.54
         (b)      Finance Charge Receivables (inc. net recoveries, if any)     $   47,170,689.07
         (c)      Principal and Finance Charge Receivables                     $1,296,748,761.61
         (d)      Late Charges                                                 $    6,708,006.43
         (e)      Total Collections                                            $1,303,456,768.04

11.      Delinquencies as of December 31, 1999
         (a)      30 days delinquent                                           $    2,840,880.80
         (b)      60 days delinquent                                           $    1,868,111.62
         (c)      90 days delinquent                                           $      948,322.53
         (d)      120 + days delinquent                                        $    2,456,805.95
         (e)      Total 30 + days delinquent                                   $    8,114,120.90

12.      1999 Aggregate Default Amount                                         $    1,570,721.47

13.      AFCO is Servicer?                                                                   Yes

14.      1999 Aggregate Allocation and Application of Collections:
         (a)      Class A Available Funds                                      $   47,413,252.04
         (b)      Class A Optimal Interest                                     $   24,337,557.09
         (c)      Class A Monthly Interest                                     $   24,337,557.09
         (d)      Class A Deficiency Amount                                                   --
         (e)      Class A Additional Interest                                                 --
         (f)      Class A Servicing Fee                                        $    2,200,000.00
         (g)      Unpaid Class A Servicing from prior periods                                 --
         (h)      Class A Investor Default Amount                              $    1,382,234.89
         (i)      Class A contribution to Excess Spread                        $   19,493,460.06

         (j)      Class B Available Funds                                      $    2,693,934.78
         (k)      Class B Optimal Interest                                     $    1,436,482.41
         (l)      Class B Monthly Interest                                     $    1,436,482.41
         (m)      Class B Deficiency Amount                                                   --
         (n)      Class B Additional Interest                                                 --
         (o)      Class B Servicing Fee                                        $      125,000.00
         (p)      Unpaid Class B Servicing from prior periods                                 --
         (q)      Class B contribution to Excess Spread                        $    1,132,452.37

         (r)      Collateral Available Funds                                   $    3,771,508.69
         (s)      Collateral Servicing Fee (if NOT AFCO)                                      --
         (t)      Collateral Interest contribution to Excess Spread            $    3,771,508.69


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
         (u)      Total Excess Spread                                          $   24,397,421.11
         (v)      Class A Required Amount                                                     --
         (w)      Unreimbursed Class A Investor Charge-Offs                                   --
         (x)      Class B Required Amount                                      $       78,536.07
                  (includes Class B Investor Default Amount)
         (y)      Unreimbursed Class B Investor Charge-Offs                                   --
         (z)      Collateral Monthly Interest                                  $    2,098,509.89
         (aa)     Coll. Int. Svcg Fee (if AFCO)                                $      175,000.00
         (ab)     Collateral Interest Default Amount                           $      109,950.50
         (ac)     Unreimbursed Collateral Interest Charge-Offs                                --
         (ad)     Reserve Account Funding Date - month                                        48
         (ae)     Reserve Fund Cap                                                          0.50%
         (af)     Required Reserve Account Amount                                             --
         (ag)     Reserve Account Balance                                                     --
         (ah)     Payable under the Loan Agreement                                            --
         (ai)     Class A Shortfall Amount                                                    --
         (aj)     Class B Shortfall Amount                                                    --




                                    AFCO CREDIT CORPORATION, as Servicer


                                    By /s/ C. Leonard O'Connell
                                       ----------------------------------------
                                    Name: C. Leonard O'Connell
                                    Title: Senior Vice President, Treasurer and
                                           Chief Financial Officer